Exhibit 4.50

MANUFACTURING AND SUPPLY

MASTER AGREEMENT

BETWEEN

PFIZER CANADA INC. (“PFIZER”)

AND

DRAXIS PHARMA,

A DIVISION OF DRAXIS SPECIALTY PHARMACEUTICALS INC.

(an amalgamation of DRAXIS Pharma Inc. and DRAXIMAGE Inc.)

(“COMPANY”)

DATED AS OF January 1, 2005

5.13.	Maintenance and Retention of Records	20
5.14.	Quantitative Defects; Rejection of Product; Replacement of Rejected Shipments	21
5.15.	Customer Complaints and Inquiries	22
5.16.	Government Inspections, Seizures and Recalls	23
5.17.	Quality Agreement	24
5.18	Facility Inspections and Audits	24
5.19	Audit of Financial Books and Inspections	24
5.20.	Diversion Issues	25
5.21	Waste Disposal	25
5.23	Segregation of Restricted Compounds	25
5.24	Survival	25

Section 6. Representations; Warranties And Covenants		26

6.1	Representations, Warranties and Covenants of COMPANY	26
6.2	Representations, Warranties and Covenants of PFIZER	28
6.3.	Notice of Material Events	29
6.4.	Survival	29

Section 7. Environmental Representations, Warranties And Covenants		29

7.1.	Compliance with Environmental Laws	29
7.2.	Permits, Licenses and Authorization	29
7.3.	Hazardous Materials and Waste	30
7.4.	Generation of Hazardous Wastes	30
7.5.	Diversion Issues	30
7.6.	Health and Safety Procedure	30
7.7.	Training	30
7.8	Environmental and Health and Safety Reviews	31
7.9	Prompt notice to PFIZER of Material Environmental or Health and Safety adverse impacts upon COMPANY’S ability to perform	32
7.10.	Survival	32

Section 8 Ownership; Trademarks; Proprietary		32

8.1.	PFIZER’s Ownership of Intellectual Property; PFIZER Technology and Information	32
8.2.	Ownership of Other Property	33
8.3.	Limited Right to Use	33
8.4.	Survival	34

Section 9. Indemnification		34

9.1.	Indemnification of PFIZER	34
9.2.	Indemnification of COMPANY	34
9.3.	Assertion of Claim	35
9.5	Limitation on Liability	35
9.4.	Survival	35

Section 10. Insurance		35

10.1.	Coverage	35

10.3.	Certificates of Insurance; Maintenance of Coverage	36

Section 11. Pfizer Supply Of Materials(Raw Materials, API Or Packaging)		37

11.1	Supply of Raw Materials	37
11.2	Testing	37
11.3	Title and Risk of Loss	37
11.4	Reimbursement for Loss of Raw Materials	38

Section 12. Confidential Information		38

12.1	Confidential Information	38

Section 13. Term; Termination		40

13.1	Commencement and Termination of the Agreement	40
13.2	Initial Term; Term of an Addendum	40
13.3	Termination by PFIZER	40
13.4	Termination by COMPANY	41
13.5	Effect of Termination	41
13.6	Unused Materials	42
13.7	Return of Materials, etc. Supplied by PFIZER	42

Section 14. Force Majeure		43

14.1	Force Majeure	43

Section 15. Exclusivity		43

15.1	Manufacture of Competing Product	43

Section 16. Miscellaneous		44

16.1	Relationship of the Parties	44
16.2	Successors and Assigns; Subcontracting	44
16.3	Notice	44
16.4	Entire Agreement	45
16.5	Severability	45
16.6	Waiver	46
16.7	Headings	46
16.8	Counterparts	46
16.9	Governing Law	46
Schedule B Form of Addendum		49
Schedule B-1 Addendum		51
Schedule C PFIZER Owned Equipment, Dedicated Change Parts and/or Tooling		54
Schedule D Approved Carriers		55
Schedule E Raw Materials to be supplied by PFIZER		56
Attachment A Canada Product / Price List		57
Attachment B Draft Quality Agreement		60

MANUFACTURING AND SUPPLY MASTER AGREEMENT

MANUFACTURING AND SUPPLY MASTER AGREEMENT dated as of January 1, 2005 (“Effective Date”), by PFIZER CANADA INC., a Canadian corporation having its principal office located at 17,300 Trans Canada Highway, Kirkland, Quebec, H9J 2M5 (hereinafter “PFIZER”) and DRAXIS PHARMA, a division of DRAXIS Specialty Pharmaceuticals Inc. (an amalgamation of DRAXIS Pharma Inc. and DRAXIMAGE Inc.), a Canadian corporation having its principal manufacturing facilities at 16751 Trans Canada Highway, Kirkland, Quebec, H9H 4J4 (hereinafter “COMPANY”).

WITNESSETH:

WHEREAS, PFIZER desires to have COMPANY manufacture and supply PFIZER with product(s) as defined in Section 1 Definitions below;

WHEREAS, COMPANY desires to manufacture and supply PFIZER with such Product(s); and

WHEREAS, the parties are willing to carry out the foregoing pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of these premises and the covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.
DEFINITIONS.

As used in this Agreement, the following defined terms shall have the meanings set forth below.

“Active Pharmaceutical Ingredients” or “API” shall mean the bulk active drug substances.

“Addendum” shall mean a document in the form of Schedule “B” to this Agreement which incorporates this Agreement by reference and is executed by the parties. In the event of a discrepancy between the terms of an Addendum and the terms of this Agreement, the terms of the executed Addendum shall govern.

“Affiliate” shall mean, with respect to any Person, any individual, corporation or other business entity that either directly or indirectly, controls such Person, is controlled by such Person, or is under common control by a Parent Company with such Person. For purposes of this definition, the term “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean or refer to either this Manufacturing and Supply Master Agreement and all attachments hereto or be read as referring to an Addendum as either may be amended, supplemented or otherwise modified from time to time, whichever is appropriate given the context, with the expectation that upon incorporating the terms of this Manufacturing and Supply Agreement into an Addendum that the term “Agreement” when used herein will most often refer to an Addendum.

“Annual Product Review” shall mean the APR prepared by the COMPANY for each Product. Each APR shall include, but shall not necessarily be limited to, the following information: (i) stability data, (ii) the total number of Product batches formulated during the APR period, including related analytical data for all Product batches which passed or failed quality or other testing during the APR period, (iii) an investigation summary in respect of each Product batch failure, and (iv) a summary of any significant Product processing, packaging or analytical changes. A copy of the final APR for each Product must be forwarded by the COMPANY to PFIZER within five (5) Business Days of completion.

“Business Day” shall mean any day other than Saturday, Sunday or any day on which banks located in Canada are authorized or obligated to be closed.

“cGMP” shall mean all applicable standards and Laws relating to manufacturing practices for Products (including ingredients, testing, storage, handling, intermediates, bulk and finished products) promulgated by any Governmental Authority having jurisdiction in the form of laws, regulations, guidelines, advisory opinions and compliance policy guides and current interpretations of the authority agency (as applicable to pharmaceutical products and ingredients), as the same may be updated, supplemented or amended from time to time.

“Claim or Proceeding” shall mean any claim, action, suit, proceeding or arbitration including any Governmental Authority action, notification, investigation or audit.

“Commercial Launch Date” shall have the meaning set forth in Section 3.3.

 “COMPANY Indemnified Party” shall have the meaning set forth in Section 9.2.

“Confidential Information” shall have the meaning set forth in Section 12.1.

“Effective Date” means the date first appearing in this Agreement.

“Environmental Law” means any applicable statute, ordinance, rule, regulation code, order, judgment, decree or injunction relating to the protection of the environment, occupational safety and health, or the exposure to, or the use, storage, recycling, treatment, generation, labeling, protection, release or disposal of Hazardous Materials.

“Environmental Losses” shall mean any and all fines, penalties, costs, liabilities, damages or losses incurred by PFIZER or an Affiliate of PFIZER, or for which PFIZER or an Affiliate of PFIZER is liable or obligated pursuant to any Environmental Law and (i) arising out of the COMPANY’s operation or ownership of the Facilities of COMPANY, the facilities of any Affiliate of COMPANY, or the facilities of any subcontractor of COMPANY or such subcontractor’s Affiliates; or (ii) relating to, arising from, or in any way connected with, the testing, manufacture, packaging, generation, processing, storage, transportation during processing or outside testing, distribution, treatment, disposal or other handling of Product(s) or Product Materials used in the manufacture, packaging, handling or storage of Product(s), or associated by-products, Raw Materials, intermediates, Wastes, Releases or returned Product(s), by COMPANY, Affiliates of COMPANY, or subcontractors of COMPANY or such subcontractor’s Affiliates, or their respective officers, directors, employees, agents or contractors all of which is related to or arising from any of the services to be provided pursuant to this Agreement.

“Environmental Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, including the movement of Hazardous Materials through the ambient air, soil, subsurface water, groundwater, wetlands, lands or subsurface strata from COMPANY’s Facilities, the facilities of Affiliates of COMPANY, or the facilities of the Subcontractors of COMPANY.

“Estimated Start-Up Costs” shall have the meaning set forth in Section 2.1(a).

“Facility” shall mean COMPANY’s manufacturing facility located at 16751 Trans-Canada Highway, Kirkland, Quebec H9H 4J4 and, subject to PFIZER’s prior written approval, such other facilities used by COMPANY in the manufacture, packaging and storage of (a) Product(s) or (b) Product Materials utilized in the manufacture of Product(s) hereunder.

“FDA” shall mean the United States Food and Drug Administration or any successor agency.

“FDA Act” shall mean the Food, Drug and Cosmetic Act, as amended.

“Firm Order Period” shall have the meaning set forth in Section 3.5.

“Food and Drugs Act” shall mean the Canadian Food and Drugs Act, as amended.

 “Governmental Authority” shall mean any duly authorized court, tribunal, arbitrator, agency, commission, official or other instrumentality of any federal, state, province, county, city or other political subdivision, domestic or foreign.

“Hazardous Material” means any substance, matter, pollutant or contaminant as defined or regulated under applicable Environmental Laws, including, without limitation, toxic, flammable, or explosive materials; asbestos-containing materials, polychlorinated biphenyls, or lead-containing materials; and, carcinogenic, mutagenic, or teratogenic materials.

“Hazardous Waste” shall mean waste arising from the COMPANY’s manufacturing, handling or storage of the Product(s) or which is otherwise generated by COMPANY, Affiliates of COMPANY or Subcontractors of COMPANY through the implementation of this Agreement, that is defined in, or which would be determined to be hazardous waste under, any Environmental Laws.

“Health Canada” shall mean the Canadian regulatory body or any successor agency.

“Indemnified Party” shall have the meaning set forth in Section 9.3.

“Indemnifying Party” shall have the meaning set forth in Section 9.3.

 “Initial Term” shall have the meaning set forth in Section 13.1.

“Intellectual Property” shall mean (a) any processes, trade secrets, inventions, industrial models, designs, methodologies, drawings, formulae, procedures, techniques, clinical data or technical or other information or data, manufacturing, engineering and technical drawings necessary or useful in the registration, packaging, manufacture, use or sale of the Product(s), and (b) registered trade marks, trade mark applications, unregistered marks, trade dress, copyrights, know-how, patents, patent applications, and any and all provisionals, divisions, continuations, continuations in part, extensions, substitutions, renewals, registrations, revalidations, reissues or additions, including supplementary certificates of protection, of or to any of the aforesaid patents and patent applications, and all foreign counterparts of any, or to any, of the aforesaid patents and patent applications, or any future patents or patent applications covering the Product(s) or any components thereof or improvements thereof.

“Laws” shall mean any law, statute, rule, regulation, guideline (including cGMP), ordinance or other pronouncements of any Governmental or Regulatory Authority having the effect of law in Canada, any applicable foreign country or territory, or any domestic or foreign state, province, county, city or other political subdivision, including any applicable Environmental Laws. The laws of Canada shall always be deemed the applicable law even if the PFIZER Affiliate executing an Addendum is not a Canadian company and/or there is no expectation that Product(s) will be sold in Canada except where to do so would contradict laws of the jurisdiction in which Product(s) will be sold.

“Losses” shall mean any and all damages, fines, fees, settlements, payments, obligations, penalties, deficiencies, losses, costs and expenses (including Environmental Losses, interest, court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of litigation or other proceedings or of any claim, default or assessment).

“Packaging Materials” shall mean the packaging components used to package the Product(s) including the Product(s) labeling.

“Person” shall mean any natural person, entity, corporation, general or, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

“PFIZER Equipment” shall mean the equipment, dedicated change parts, tooling, molds and operating supplies or other proprietary materials owned by PFIZER and provided by PFIZER to COMPANY for the manufacturing, processing, packaging, labeling, testing, handling or storing of the Products as set out in Schedule “C” as may be updated from time to time.

“PFIZER Indemnified Party” shall have the meaning set forth in Section 9.1.

“Price” shall mean the price to be charged by COMPANY for Product(s) manufactured and supplied hereunder as delivered to PFIZER attached as Attachment “A”, which price shall include all of the costs associated with the manufacture, packaging, handling or storing of the Products including, but not limiting the generality of the foregoing, all of the following costs:  (i) materials; (ii) manufacturing; (iii) labour; (iv) ***; (v) ***; (vi) ***; (vii) ***; (viii) ***; (ix) ***; (x) ***; (xi) ***; (xii) ***; (xiii) ***; and (xiv) Taxes (excluding GST on the Finished Product(s)) and which Price is fully described in Section 4.1 and more specifically in Attachment “A” or the Addendum for such Product(s).

“Product Materials” shall mean Raw Materials and Packaging Materials .

“Product(s)” shall mean the finished product(s) as more fully described in the Specifications contained in Attachment “A” or the Addendum for such product(s) as the same may be varied by the mutual written agreement of the parties from time to time.

 “Purchase Order” shall mean a written or electronic form submitted by PFIZER in accordance with the terms of this Agreement to COMPANY authorizing the manufacture of Product(s).

 “Quality Agreement” shall mean those supplemental quality provisions set forth in the Quality Agreement among COMPANY and PFIZER relating to the Product(s) attached hereto as Attachment B, as the same may be amended or modified from time to time.

“Quantitative Defects” shall mean defects in a shipment of Product(s) resulting from PFIZER’s receipt of less than the invoiced amount of Product(s) for such shipment.

“Raw Materials” shall mean active pharmaceutical ingredient(s) (API(s)) and other ingredients and excipients used in the manufacture of the Products.

“Recall” shall mean a “recall”, “correction” or “market withdrawal” and shall include any post-sale warning or mailing of information.

“Regulatory Approvals” shall mean any registrations, licenses, authorizations, permits or approvals (as well as applications with respect to any of the foregoing) issued by any Governmental Authority in each case required in connection with the packaging, manufacture, use, distribution, transportation (including export or import) or sale of the Product(s).

“Significant Material Cost Change(s)” shall mean a change of plus or minus *** or more in the aggregate cost of all Product Materials..

 “Specifications” shall mean the PFIZER provided specifications for the manufacture, processing, packaging, labeling, testing and testing procedures, shipping, storage and supply of the Product(s), including all formulae, know-how, Raw Materials requirements, analytical procedures and standards of quality control, quality assurance and sanitation, as referenced currently existing manufacturing and packaging instructions and guidelines as well as any generally and properly understood practices required by PFIZER (as disclosed in writing by PFIZER from time to time to COMPANY,) or as specifically set out in the Addendum for such Product(s), and as such Specifications may be amended, supplemented or otherwise modified by the parties in accordance with Section 5.2 hereof. Where possible, parties shall refer to code or identifiable item number to address Specifications.

“Start-Up Activities” shall have the meaning set forth in Section 2.1(a).

“Subcontractors” shall mean those facilities required to conduct services directly linked to the manufacture, packaging, supply and testing of the Product(s). COMPANY engaged Subcontractors shall be approved by PFIZER in advance and shall be licensed, audited, fully insured and compliant with regulations as specified in a written contract between COMPANY and Subcontractor.

“Term” shall have the meaning set forth in Section 13.2.

“Territory” shall mean Canada and those countries set forth in each Addendum, in accordance with Schedule “B”, including those countries identified in Schedule “B-1”.

“Waste” shall mean all wastes which arise from COMPANY’s manufacture, handling or storage of Product(s) hereunder, or which is otherwise produced by COMPANY, Affiliate of COMPANY or Subcontractor of COMPANY through the implementation of this Agreement, including Hazardous Materials and Hazardous Waste.

“$” shall mean Canadian dollars unless expressly stated otherwise.

The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. As used in this Agreement, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof”, “herein”, “hereby” and derivatives or similar words refer to this entire Agreement; (iii) all references to Attachments shall be deemed references to Sections of this Agreement and Attachments to this Agreement unless the context shall otherwise require; and (iv) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless otherwise specified.

SECTION 2.
START-UP ACTIVITIES

2.1.          Start-Up Activities

(a)           COMPANY hereby agrees that (i) by the applicable manufacturing commencement date set forth in an Addendum, it shall have complied with and completed to the full satisfaction of PFIZER all scale-up commercialization and manufacturing start-up activities with respect to new Product(s), including manufacturing trials, stability testing, validation protocols, validation, writing of validation reports and Raw Material and finished Products testing, in accordance with the applicable Addendum, (ii) it shall be responsible for managing the execution of the manufacturing trials and obtaining Raw Materials, Packaging Materials and inventory for such trials and providing technical, quality and operational resources, and (iii) it shall perform all other activities, preparations, supervision and/or training as is or becomes necessary to enable COMPANY to commence the manufacturing, packaging, labeling and shipment of Product(s) to PFIZER hereunder all in accordance with the provisions set out in an Addendum in accordance with Schedule “B” attached hereto. The activities described in clauses (i), (ii) and (iii) of this Section 2.1(a) are collectively referred to herein as the “Start-Up Activities”. Unless otherwise provided in an Addendum, COMPANY shall pay for the costs associated with such Start-Up Activities. If under an Addendum, PFIZER is to pay for all or some portion of the cost associated with Start-Up Activities, then PFIZER’s obligation with respect to the cost of such Start-Up Activities shall be no more than the estimated start-up costs identified on the applicable Addendum (“Estimated Start-Up Costs”).

(b)           COMPANY shall permit a reasonable number of PFIZER employees to observe and review the Start-Up Activities at the Facility during normal business hours and on reasonable prior written notice. COMPANY shall permit a reasonable number of PFIZER employees to provide technical assistance and direction at the Facility in connection with the Start-Up Activities provided, however, that such assistance and direction shall not reduce or alter COMPANY’s obligations hereunder. The validation reports produced hereunder shall be deemed Confidential Information of PFIZER hereunder and shall not be disclosed by either party (or by any subcontractor of either party) to any third party, except as permitted under Section 12.

(c)           COMPANY agrees to provide all final documentation related to Start-Up Activities to PFIZER for prior approval.

2.2           Purchase and Installation of Equipment, Dedicated Change Parts and Tooling

COMPANY shall be responsible for (i) purchasing, installing and validating at its Facility all equipment, dedicated change parts and tooling (ii) modifications to existing equipment, dedicated change parts and/or tooling which are necessary for the manufacture, packaging, labeling and shipment of Product(s) hereunder and (iii) maintenance of all such equipment, dedicated change parts and tooling, and all costs and expenses associated therewith in accordance with the assets set out on Schedule “C”. The installation and maintenance of the foregoing equipment, dedicated change parts and tooling by COMPANY shall be done in accordance with all Laws. If pursuant to an Addendum, PFIZER has agreed to pay for or reimburse any cost associated with equipment, dedicated changes parts or tooling, then at the request of PFIZER, COMPANY shall return to PFIZER all equipment, molds, dedicated change parts, tooling and operating supplies (which shall be considered to be PFIZER Equipment) relating to any Product(s) that were provided or paid for by PFIZER. If COMPANY must purchase equipment and PFIZER has agreed to pay for such equipment as an amortized portion of the Price and an Addendum is terminated prior to COMPANY’s recovery of agreed upon equipment costs, PFIZER shall meet with COMPANY to discuss a reimbursement schedule of the equipment cost.

SECTION 3
 SUPPLY REQUIREMENTS; ORDERS; SHIPMENT AND DELIVERY TERMS;
REPORTS; ALTERNATIVE SUPPLY.

3.1.          Agreement to Supply.

The terms of this Agreement shall be incorporated by reference into each Addendum that may be signed by the parties to govern the supply and manufacture to PFIZER (and/or its Affiliates or designees), of such quantities of Product(s) for the Territory (or part thereof) as shall be more fully specified in each Addendum. In the event of a conflict between the terms of any Addendum, and the terms of this Agreement, the terms of the executed Addendum shall prevail. The execution by the parties of this Agreement does not obligate them to enter into any Addendum. Each Addendum, when executed, constitutes a separate and distinct agreement from this Agreement and from any other Addendum executed by the parties. An Affiliate of PFIZER may execute an Addendum with the COMPANY as a separate agreement and, in such circumstances, all references in this Agreement to PFIZER shall be deemed to be to the relevant Affiliate of PFIZER which shall be entitled to enforce the agreement constituted by the Addendum in its own name and shall be solely liable to COMPANY for any obligations and liabilities undertaken hereunder.

3.2.          Use of Facility, Equipment, Molds and Tooling.

All manufacturing, packaging and storage activities shall be carried out by COMPANY, at its Facility utilizing equipment, molds and tooling in the manner set forth in the Specifications.

3.3.          Current Production Guidelines; Capacity.

Subject to the terms hereof, COMPANY shall devote adequate manufacturing capacity to be capable of producing, and supplying PFIZER (and/or its Affiliates or designees), the quantity of Product(s) in accordance with the forecasts plus twenty-five percent (25%) of such forecast set out in the following provisions of this Agreement. In addition, for new Products, it is understood and agreed by COMPANY that it is a material term of this Agreement that COMPANY complete all necessary packaging, manufacturing and supply arrangements on a schedule which will enable PFIZER to commence shipping the amount of new Product(s) set forth in the forecast to its retail customers for the commercial roll out of the new Product(s) on or before the date set forth in an Addendum for such commercial launch (“Commercial Launch Date”).

COMPANY agrees to adjust capacity as commercially reasonably necessary in the event PFIZER’s forecasts increase significantly, and the parties agree to work together to continuously monitor future requirements and the production capabilities of COMPANY to assure one hundred percent (100%) timely manufacture and delivery of Product(s) to PFIZER, on the specified date as set out on the purchase order, is achieved.

3.4           Forecasts.

***

3.5           Firm Orders; Changes to Firm Orders.

a)             ***

(b)           ***

3.6           Reports.

(a)           Monthly Usage Reports: COMPANY shall provide a written report from COMPANY’s SAP inventory system on a monthly basis to PFIZER detailing actual consumption of PFIZER supplied Raw Materials and Packaging Materials and a detailed quarterly reconciliation.

(b)           Shipment:  On the date of each shipment of Product(s), COMPANY shall submit to PFIZER, via email a report to Supply Chain and the Distribution Centre detailing such information as required in an Addendum in accordance with Schedule “B” for all Product(s) and more specifically for Polymyxin.

3.7           Shipping Instructions/Risk of Loss and Shelf Life.

(a)         COMPANY shall ship Product(s) ordered by PFIZER pursuant to Section 3.5, and any Product(s) samples requested by PFIZER pursuant to Section 3.11 hereof, in each case, in accordance with this Section 3.7. COMPANY shall include certificates of compliance and/or certificates of analysis with all shipments of Product(s). The Price reflects shipping terms of FOB the Facility (COMPANY’s loading dock) to PFIZER’s designated carrier.

(b)           Upon loading Product(s) COMPANY shall ensure that PFIZER’s designated carrier confirms the count and signs off on the amount of Product(s) being loaded onto the carrier.

(c)           Risk of loss and damage to the Product(s) shall pass to PFIZER when the Product(s) is delivered to a PFIZER facility or a PFIZER designated carrier FOB. COMPANY shall coordinate with PFIZER for the shipment of the Product(s) with a carrier from COMPANY’s Facility to PFIZER’s designated facilities in accordance with shipment instructions provided by PFIZER in the Addendum. COMPANY will schedule freight pick up, load the carrier’s trailer and complete documentation all in accordance with PFIZER’s requirements. See Schedule “D” for approved carriers.

(d)           Unless otherwise specified in writing, COMPANY agrees to deliver Products to PFIZER within *** of date of manufacture. PFIZER reserves the right not to accept any Product with less than a remaining shelf life of *** for Products with a minimum of *** shelf life and *** for Products with a minimum of *** shelf life.

(e)           Notwithstanding the generality of the foregoing, the above requirement for delivery within *** of the date of manufacture shall not apply (i) to those Products for which the COMPANY only provides packaging services to PFIZER (ie at the date of this Agreement the bulk *** which is used for the ***); (ii) for those Products which are the object of Validation/Stability batches; or (iii) those Products which are subject to an investigation report which ultimately confirms the viability of the Product.

3.8           Standard Forms.

In ordering and delivering the Product(s), PFIZER and COMPANY may employ their standard forms, but nothing in those forms shall be construed to modify, amend or supplement the terms of this Agreement and any Addendum and, in the case of any conflict herewith, this Agreement and any Addendum shall prevail.

3.9           Procurement and Approval of Product Materials.

Subject to Section 3.5, COMPANY shall order sufficient quantities of all Product Materials to enable COMPANY to manufacture, and to deliver, the Product(s) in accordance with PFIZER’s delivery requirements, as communicated pursuant to Section 3.5 All Product Materials used in the manufacture of the Product(s) and the supplier(s) thereof must be approved in advance in writing by PFIZER which shall not be unreasonably withheld or delayed. COMPANY may not substitute or otherwise replace any ingredient, Raw Material, Packaging Material and/or any supplier thereof without the prior written consent of PFIZER. COMPANY agrees to provide PFIZER, on a timely basis, all information that PFIZER may reasonably request in order to comply with internal PFIZER procedures regarding approval of a change in Product Material and/or any supplier thereof. In the event PFIZER designates certain suppliers, COMPANY shall obtain materials from such suppliers. The costs of (a) such Product Materials and (b) the management and procurement of such Product Materials shall be included in the Price in accordance with the terms of Section 4.1 hereof. PFIZER may choose to, at its own expense, or for a cost, supply COMPANY with sufficient quantities of Product Materials as described in Schedule “E” attached hereto as may be amended from time to time, needed for the manufacture of the Product(s) specified in the forecasts and Purchase Orders in order to meet PFIZER’s requirements for commercial and/or developmental quantities of Product(s) in finished dosage form. At PFIZER’s election, the Raw Materials may be delivered directly from PFIZER’s vendor to COMPANY at the vendor’s or PFIZER’s expense. PFIZER or its vendor shall supply COMPANY with a copy of the Certificate of Analysis for the Raw Materials no later than the date of delivery of the Raw Materials to COMPANY. At PFIZER’s option, PFIZER may elect to supply COMPANY with any, Raw Materials and/or Packaging Materials for the Product(s). In the event PFIZER elects to do so, PFIZER shall notify COMPANY and COMPANY shall decrease the Price to reflect the reduction in the cost of the Product(s) associated with such Raw Materials and/or Packaging Materials. In addition, such PFIZER supplied Raw Materials and/or Packaging Materials shall be the sole property of PFIZER and shall be appropriately handled and stored by COMPANY at no additional cost. PFIZER supplied Raw Materials and/or Packaging Materials shall be held in accordance with PFIZER Specifications as set out in the Quality Agreement. Where PFIZER charges COMPANY for the provision of Raw Materials and/or Packaging Materials, the cost of such Product Materials shall be included in the Price of the Products in accordance with the terms of Section 4 hereof.

3.10         No Third Party Conflicts.

COMPANY hereby agrees that it shall use commercially reasonable efforts to meet the requirements set forth by PFIZER in its forecasts for the supply of Product(s) hereunder. COMPANY further agrees that it shall not manufacture, package or process Product(s) for itself or for a third party where to do so will, as a consequence, either knowingly delay delivery of PFIZER’s requirements of Product(s) (including any increases in PFIZER’s delivery requirements thereof pursuant to the terms of Section 3.5) or violate COMPANY’S obligations pursuant to Section 15 hereof.

3.11         Product Samples.

COMPANY shall provide PFIZER (or any such other Person as PFIZER shall designate in writing) with representative lot samples of each production batch of Product(s) promptly upon request. PFIZER shall be entitled to review, upon reasonable prior written notice, all manufacturing records relating to such samples including all analytical procedures and cleaning validation relating to the equipment used in connection with the manufacture of the samples. Such Product(s) samples shall be shipped to PFIZER (or such other Person as PFIZER shall designate in writing) in accordance with the provisions set forth in Section 3.6 hereof, or as otherwise instructed by PFIZER. PFIZER shall pay for such samples at the Price, when invoiced, in accordance with Section 4.4 hereof.

3.12         Alternative Supply.

COMPANY shall supply PFIZER Product(s) in the Territory in accordance with the terms of this Agreement and any Addendum. Nothing in this Agreement or any Addendum shall prevent PFIZER or any of its Affiliates from manufacturing Product(s), or having Product(s) manufactured, in amounts in addition to the orders for Product(s) placed with COMPANY in accordance with this Agreement.

a)             In the event that at any time during the Initial or Extended Term (i) COMPANY is, or anticipates it shall be, unable or unwilling at any time to fill the total monthly volume of any Product(s) set forth in PFIZER’s forecasts, as a result of an event of Force Majeure, or for any other reason, or (ii) any Product(s) does not meet or comply with the Specifications as a result of COMPANY’s negligence or willful misconduct for a period of at least one (1) month and COMPANY is not able to remedy such noncompliance within an additional one (1) month period, PFIZER may, in addition to any other rights or remedies hereunder and at its option, either purchase from a third party or manufacture and/or package for itself quantities of such Product(s) sufficient to replace any quantities of Product(s) which COMPANY is unable or unwilling to supply. COMPANY shall provide commercially reasonable assistance to PFIZER in arranging for such alternative suppliers and PFIZER agrees to consider alternative suppliers proposed by COMPANY. COMPANY shall cooperate with, and supply know-how and reasonable technical assistance, including technical personnel, at COMPANY’s reasonable expense, to PFIZER and the alternative supplier and shall assist in the transfer of know-how to such supplier or PFIZER, and PFIZER shall have complete access to the know-how. COMPANY shall provide to PFIZER or its designee (at PFIZER’s option), at COMPANY’s cost, all Packaging Materials, Raw Materials, and PFIZER Equipment, provided or purchased by PFIZER and in the possession of COMPANY. PFIZER shall require any such alternative supplier with access to the know-how to enter into a confidentiality agreement with respect to such know-how.

b)            In the event that PFIZER shall incur any Losses (including any increase in price required to be paid by PFIZER to an alternative supplier over the then applicable price for the relevant Product(s) hereunder) as a result of any failure of COMPANY to supply Product(s) hereunder in accordance with the terms of this Agreement and any Addendum, in addition to any other remedies available to PFIZER, such Losses may be offset by PFIZER against future payments to COMPANY hereunder except in the case where PFIZER is directly responsible for such delay or failure to supply Product Material.

SECTION 4.
 PRICE; PAYMENT; PRICE ADJUSTMENTS; TAXES

4.1           Purchase Price.

***

4.2           Changes in Price

***

(i)            ***

(ii)           ***

4.3           Cost Improvements.

***

4.4           Price Adjustment Due to Significant Material Cost Change.

***

4.5           Invoices.

***

4.6           Taxes.

***

4.7           Provision of Similar Products.

***

SECTION 5.
MANUFACTURING STANDARDS AND QUALITY ASSURANCE.

5.1           Manufacturing Standards.

a)             COMPANY shall manufacture, and supply, the Product(s) (including disposing of all Waste and other materials) strictly in accordance with the Specifications, applicable Laws, the Quality Agreement and such quality assurance, trademark usage and other requirements as may be instructed by PFIZER.

b)            COMPANY agrees to work with PFIZER to attain and agree upon performance metrics in the area of quality and service for all Facilities. (i) Delivery Metrics = *** of the quantity orders on the specified dates set out on the Purchase Order. (ii) Quality Performance = number of recalls; number of rejected batches; number of deviations (need to determine if failure is due to a COMPANY issue or a PFIZER issue).

5.2           Modifications in Specifications.

(a)           COMPANY will not make any changes to its process, Raw Materials, supply sources, manufacturing locations or Facilities (where to do so would impact the Product(s)) for PFIZER without prior written consent of PFIZER which shall not be unreasonably withheld or delayed. This includes any changes made that may need notification to regulatory authorities by PFIZER. Any proposed changes that could fall into the categories above, will be discussed with PFIZER.

(b)           In the event that the Specifications are proposed to be modified, the party seeking to make such modification shall provide written notice to the other party to this Agreement or any Addendum as far in advance as is practicable prior to the proposed effectiveness of such modification, and the parties shall jointly agree on whether and when to implement such modification. To the extent that such modification results in an increase or decrease in the cost of manufacturing and/or packaging the Product(s), the parties shall jointly examine and mutually agree upon the consequences thereof and shall make appropriate adjustments to the Price therefore. Each party shall promptly notify the other of the date of implementation of any such modification and such other party shall use reasonable efforts to promptly acknowledge receipt of such notice and promptly provide a response.

5.3           Pest Control.

Product(s) will be manufactured in facilities with insect and rodent pest controls adequate to assure no contamination of Product(s). COMPANY’s pest control program will be detailed in a written procedure. Specifically, the pest control procedures will include:  Appropriate installation and use of insectocutors and rodent traps applied in zones of defense against invasion for the Facility. At least monthly thorough cleaning of the facility, prohibition of food and drink in production areas, protection of Product(s) from the environment, storage of Product Materials and finished products no closer than twelve (12) inches from any outside walls, monitoring of flying and crawling pests, and logs detailing findings and actions taken. The logs will be made available to PFIZER upon request. All windows in the production buildings, including office windows, must have screens or be permanently bolted closed.

Each of these items will be included in written operating procedures, which have been signed by the senior manager of the facilities involved. Any contamination of Product(s) from flying and crawling insects, rodents or other pests is unacceptable for pharmaceutical, animal health or consumer healthcare products. Failure to comply with these requirements will be considered a material breach of the Agreement.

5.4           Storage and Handling.

COMPANY shall store all Product Materials and finished product(s) in a clean, dry area, free from insects and rodents, in a manner to prevent entry of foreign materials.

Storage and handling of all Product Materials and finished product(s) shall be strictly in accordance with the provisions of all applicable Laws, the Quality Agreement, the Specifications and any written instructions issued by PFIZER. Raw Materials utilized in connection with the manufacture of the Product(s) shall be used by COMPANY on a first in, first out basis and shall not be used by COMPANY beyond the expiration date or the retest date, whichever date is the earlier to occur, as required under applicable Laws, the terms of the Quality Agreement or as designated or approved by PFIZER. COMPANY agrees to provide storage up to one month after PFIZER release of the Product(s). COMPANY shall notify PFIZER of its need to use a third party warehouse for any Product(s) or materials, and any such storage at such third party warehouse shall be subject to prior written approval by PFIZER, and shall be at the cost of the party requesting to use such third party warehouse. PFIZER shall have the right to audit any such third party warehouse upon reasonable prior written notice and during normal business hours. Where PFIZER requests COMPANY to store Product(s) for more than one (1) month after a Product is released to PFIZER, from COMPANY, COMPANY may charge PFIZER a reasonable amount per month for additional storage services.

5.5           Maintenance of Facility, Equipment and Molds.

At COMPANY’s cost and expense, COMPANY shall maintain all equipment, tooling and molds utilized in the manufacture, packaging and supply of Product(s) hereunder in good operating condition and shall maintain its Facility and such equipment, tooling and molds in accordance with, or in a manner that shall meet the requirements of (i) all applicable Laws and (ii) all requirements set forth in the Specifications and the Quality Agreement. In the event that COMPANY fails to, or anticipates it will fail to, meet any of the foregoing requirements relating to the maintenance of its Facility or any equipment, tooling or molds utilized in connection herewith, or in the event that COMPANY receives any notice from any Governmental Authority relating to its maintenance of, or failure to maintain, its Facility or any equipment, tooling or molds utilized in connection herewith, for PFIZER Product(s), COMPANY, as the case may be, shall promptly contact PFIZER (or such other department or person as PFIZER may direct), provide copies of such notice to PFIZER and, if such notice relates specifically to the Product(s), the parties will work together in good faith to address the problem.

5.6           Legal and Regulatory Filings and Requests.

COMPANY and PFIZER shall cooperate and be diligent in responding to all requests for information from, and in making all legally required filings with, Governmental Authorities having jurisdiction to make such requests or require such filings. COMPANY shall (a) obtain and comply with all licenses, consents and permits, and (b) comply with all applicable Laws, which may from time to time be required by Governmental Authorities with respect to its manufacturing and packaging processes, the Facility or otherwise to permit the performance of its obligations hereunder.

5.7.          Analysis of Materials.

Prior to use in production, COMPANY shall have shipments of Raw Materials analyzed for such matters as PFIZER may require in accordance with the Specifications, Quality Agreement, applicable Addenda and standard operating procedures, and COMPANY shall ensure that all materials conform to the Specifications. COMPANY may conduct such analyses internally or by an outside laboratory retained by COMPANY and approved by PFIZER. For purposes of this Agreement, such tests shall be considered routine and shall be included in the Price of the Product(s). All test results are to be documented in accordance with cGMP and available for inspection at PFIZER’s request.

5.8.          Quality Tests and Checks.

COMPANY shall perform all bulk holding stability; manufacturing trials; validation (including, but not limited to, method, process and equipment cleaning validation); Raw Material testing; in-process and bulk finished product tests or checks required to assure the quality of the Product(s); and any tests or checks required by the Specifications, the Quality Agreement, applicable Addendums or applicable Laws or as reasonably requested by PFIZER. For purposes of this Agreement, such tests and/or checks shall be performed by COMPANY ***. All tests and test results shall be performed, documented *** by COMPANY in accordance with the Specifications, the Quality Agreement, PFIZER’s instructions and applicable Laws within *** of the date of manufacture of the Product(s). If COMPANY is unable to conduct finished Product(s) release testing in accordance with agreed upon protocols and in a timely manner, COMPANY shall promptly have the finished Product(s) release testing conducted by a third party determined by COMPANY and agreed to by PFIZER *** for the time COMPANY is unable to perform the Product(s) release testing. All validation protocols and reports are subject to the prior approval of PFIZER. All technical documentation not presented in English shall be translated into English within one Business Day ***. COMPANY shall review all production records and disposition of each batch of Product(s). If during testing or batch record review, the Product(s) is found not to be in accordance with the Specifications or applicable Law, COMPANY shall investigate the production of the Product(s) in a manner specified in writing by PFIZER. COMPANY will audit each supplier providing Raw Materials in the manufacture of the Product(s) according to procedures and requirements to be mutually agreed upon by the parties. PFIZER and COMPANY have entered or shall enter into a Quality Agreement, which further details of the quality assurance obligations and responsibilities of the parties with respect to the Product(s).

5.9.          Non-conforming Product Materials.

If COMPANY uses any non-conforming Product Materials, or if the Product(s) are not produced in accordance with Specifications, COMPANY shall be responsible for all losses suffered or incurred by PFIZER as a result of such use or non-conformance, including any expenses incurred by COMPANY or PFIZER arising out of any Recall of any affected Product(s) or other reasonably necessary corrective measures taken with respect thereto. COMPANY shall be responsible for pursuing all resolutions with the applicable supplier of non-complying Raw Materials and shall keep PFIZER advised of such resolution.

5.10.        Non-complying Product(s).

COMPANY shall release no Product(s) for shipment unless such Product(s) strictly comply with the Specifications; any quality assurance requirements which have been notified in writing by PFIZER, to the COMPANY; the Quality Agreement; and any other applicable provisions of any Addendum and all applicable Laws.

5.11.        Responsibility for Rejected and Non-Complying Product(s).

Product(s) which are rejected or non-compliant pursuant to Section 5.10 or 5.14(b) hereof shall be quarantined and shall be properly tagged and isolated and shall not be released without the prior written approval of PFIZER. COMPANY will promptly submit to PFIZER a joint report on the non-complying and/or rejected Product(s), including the investigation and testing done and the recommended disposition. PFIZER shall review such report and notify COMPANY that PFIZER requests additional data approves the recommended disposition of the Product(s) or will otherwise direct COMPANY as to how the non-complying and rejected Product(s) should be disposed.

5.12.        Disposal of Rejected and Non-Complying Product(s) and Product Materials.

All Product(s) rejected pursuant to Section 5.14(b) or for non-compliance pursuant to Section 5.10 and all non-conforming Product Materials not able to be used in the manufacture of the Product(s) pursuant to Section 5.9 shall be removed (if applicable) and disposed of by COMPANY, as the case may be, in a manner consistent with applicable Laws and as approved in advance by PFIZER (such disposal cost to be at the expense of the party deemed to be responsible therefore pursuant to the terms of Section 5.9, 5.10, 5.11 or 5.14(b), as the case may be) and all documentation relating to such disposition shall be made available to PFIZER upon request. PFIZER, at its discretion, may be present to witness the destruction of rejected or non-complying materials, Product(s) or Product(s) in process. All printed materials must be defaced or destroyed on site. No rejected or non-complying Product Materials, Product(s) or Product(s) in process shall be sold as salvage or for any other purpose by COMPANY or designees or agents of COMPANY without the prior written approval of PFIZER. Unless PFIZER otherwise directs, COMPANY shall replace such rejected Product(s) or Product Materials.

5.13.        Maintenance and Retention of Records.

(a)           COMPANY shall maintain detailed records with respect to Product Materials usage and finished Product(s) production, which records shall include production code dates, and COMPANY shall maintain detailed records with respect to shipping information relating to the Product(s), so that Product(s) can be easily traced in case of a Recall or rejection of Product(s) or materials. Such records shall be maintained for at least one (1) year beyond the expiration date of the finished product lot, or as otherwise required by applicable law and in accordance with Section II of the Quality Agreement and any other reasonable instructions issued by PFIZER with respect thereto. Such records shall be sufficient such that COMPANY shall under normal circumstances be capable of responding to inquiries by PFIZER within one (1) Business Day of notification and shall be able to provide the production code date and the location of the Product(s) in question.

(b)           COMPANY shall provide to PFIZER an Annual Product Review, as defined herein and in accordance with the Quality Agreement, including production records, control charts, trend analysis, consumer complaints, deviations and reworks, and any other information PFIZER may reasonably request for purposes of preparing an annual report as required by cGMP with respect to the Product(s).

(c)           COMPANY shall provide to PFIZER on a monthly basis, or such other frequency as the parties may mutually agree, production data, including delivery dates, quantities delivered, control charts, trend analysis, consumer complaints, deviations and reworks, and any other information PFIZER may reasonably request for purposes of preparing performance metrics.

5.14.        Quantitative Defects; Rejection of Product(s); Replacement of Rejected Shipments.

(a)           PFIZER shall notify COMPANY in writing of any claim relating to Quantitative Defects in shipments of the Product(s) within ninety (90) days following actual receipt of such shipments by PFIZER. COMPANY shall, at its own expense, provide PFIZER with any missing quantities of such Product(s) promptly after receipt of notice from PFIZER, and shall use commercially reasonable efforts to replace missing quantities not later than thirty (30) days following receipt of notice unless additional time is required due to extraneous circumstances requiring a longer lead time for Raw Materials or Packaging Materials. PFIZER shall be obligated to pay only for actual quantities of Product(s) delivered in the initial shipment (irrespective of the invoiced amount) in accordance with Section 4 hereof and shall pay for any missing quantities subsequently delivered by COMPANY to PFIZER within thirty (30) days of the date such invoice relating to the delivery of such quantities is received by PFIZER.

(b)         Within ninety (90) days following receipt by PFIZER of any shipment of Product(s) hereunder, PFIZER shall have the right to give COMPANY notice of rejection of any part of such shipment of Product(s) that fail to meet Specifications; provided, however, that there shall be no time restrictions applicable to PFIZER’s provision of notice of rejection of any shipments of Product(s) where any of the following have occurred or are present:

(i)            latent defects in the shipped Product(s);

(ii)           defects discovered by PFIZER’s customers or the end-users of the Product(s);

(iii)          breach by COMPANY of any of its representations, warranties or obligations hereunder.

c)             PFIZER may return any shipments of Product(s) (or portions thereof) rejected pursuant to this subsection (b) to COMPANY at COMPANY’s expense, and COMPANY shall replace such rejected Product(s) as soon as practicable at no additional charge to PFIZER, and in no case later than thirty (30) days following receipt of PFIZER’s notice of rejection with respect thereto unless additional time is required due to extraneous circumstances requiring a longer lead time for Raw Materials or Packaging Materials. In addition to any other rights or remedies of PFIZER hereunder, PFIZER shall have the right to set off any refund relating to any such rejection of shipped Product(s) against invoices otherwise due or that become due to COMPANY. Except in the instances set forth in clauses (i) and (ii) of this subsection (b), failure on the part of PFIZER to give timely notice of rejection shall mean acceptance by it of the shipment to which the notice of rejection would have otherwise applied.

d)            The provisions of this Section 5.14 shall survive termination or expiration of this Agreement with respect to shipments of Product(s) manufactured by COMPANY that are received or sold by PFIZER subsequent to the termination or expiration of this Agreement; provided, that subsequent to the termination or expiration of this Agreement, PFIZER, in lieu of having COMPANY replace such rejected and/or missing quantities of Product(s), may elect in its sole discretion to have COMPANY reimburse PFIZER for the costs (including any applicable freight charges) associated with the replacement of such rejected and/or missing quantities of Product(s) by PFIZER or a third party selected by PFIZER.

5.15.        Customer Complaints and Inquiries.

a)             Safety Related Complaints: COMPANY shall give PFIZER written notice within four (4) Business Days of initial receipt of any information it receives regarding the safety of the Product(s), including any confirmed or unconfirmed information on adverse events possibly associated with the use of the Product(s). COMPANY shall notify PFIZER of any complaint or investigation relating to the Product(s) promptly upon receipt by COMPANY; provided, that, all complaints concerning suspected or actual Product(s) tampering, contamination or mix-up (e.g., wrong ingredients) shall be delivered to PFIZER within one (1) Business Day of receipt. COMPANY shall provide all assistance requested by PFIZER in investigating customer complaints regarding the Product(s) (including testing of the Product(s) in accordance with PFIZER’s specifications at COMPANY’s expense) that, in PFIZER’s reasonable opinion, are related to or arise from the manufacturing of such Product(s). PFIZER shall be responsible for responding to all customers’ complaints relating to the Product(s) and the record keeping relating thereto. COMPANY and PFIZER shall also comply with the requirements set forth in the Quality Agreement relating to the investigation of customer complaints.

b)            Non-safety related complaints: COMPANY shall provide all assistance requested by PFIZER in investigating non-safety related complaints regarding the Product(s). Responses to non-safety complaints shall be made within two (2) weeks of receipt of the inquiry. PFIZER shall be responsible for responding to all customers’ non-safety related inquiries and the record keeping relating thereto.

c)             Safety related inquiries: COMPANY shall provide all assistance reasonably requested by PFIZER in investigating safety related customer inquiries regarding the Product(s). Acknowledgement of safety related consumer inquiries from COMPANY is required within 24 hours of notification by PFIZER. Investigation and response to the safety related inquiry is required within one (1) week of receipt of the inquiry from COMPANY unless other timing has been mutually agreed to by PFIZER and COMPANY. Unless otherwise indicated on any Addendum, PFIZER shall be responsible for responding to all customers’ safety related inquiries and the record keeping relating thereto.

d)            Non-safety related inquiries: COMPANY shall provide all assistance requested by PFIZER in investigating non-safety related customer inquiries regarding the Product(s). Responses to non-safety consumer inquiries shall be made within two (2) weeks of receipt of the inquiry. PFIZER shall be responsible for responding to all customers’ non-safety related inquiries and the record keeping relating thereto.

5.16.        Government Inspections, Seizures and Recalls.

a)             If Health Canada or any other Governmental Authority conducts an inspection at COMPANY’s Facility, seizes any Product(s) and/or Product Materials, requests a Recall of any Product(s), or otherwise notifies COMPANY of any violation or potential violation of any applicable Law, PFIZER shall be notified immediately, and COMPANY shall take such actions as may be required under the Specifications or instructed by PFIZER. As applicable, COMPANY shall promptly send any reports relating to such inspections, Recalls or violations or potential violations of Law to PFIZER. In the event that any such Governmental Authority requests, but does not seize, the Product(s) in connection with any such inspection, COMPANY, as the case may be (i) shall promptly notify PFIZER of such request, (ii) if possible, shall satisfy such request only after receiving PFIZER’s approval, (iii) shall follow any reasonable procedures instructed by PFIZER in responding to such request and (iv) shall promptly send any samples of the Product(s) requested by the authority to PFIZER.

b)            Product(s) Recall. In the event (i) any national government authority or other regulatory agency issues a request, directive or order that the Product(s) be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) PFIZER reasonably determines after consultation with COMPANY that the Product(s) should be recalled because the Product(s) do not conform to the Specifications, or (iv) PFIZER reasonably determines that the Product(s) should be recalled for any reason, the parties shall take all appropriate corrective actions. In the event that such recall results from the breach of COMPANY’s express warranty under Section 6 of this Agreement, COMPANY shall reimburse PFIZER for the Total Cost of the Product(s) to include any and all materials supplied by PFIZER, and shall be responsible for all the expense of recalling the Product(s) (i.e., shipping charges, man-hours spent arranging and coordinating recall). PFIZER shall also include in recall costs, all costs associated with the distribution of replacement Product(s).

c)             Recall Administration and Product(s) Returns. PFIZER will be responsible for all returns and all aspects of any recall except as provided above. Procedures for handling returns will be covered by communications from PFIZER to COMPANY. PFIZER will reimburse COMPANY for any and all expenses incurred by COMPANY in processing and/or disposing of any returns unless such returns are deemed to be the responsibility of COMPANY in accordance with above.

5.17.        Quality Agreement.

The parties agree to be bound by the Quality Agreement attached hereto as Attachment B. In the event there is a discrepancy between the terms of the Quality Agreement and the other terms of this Agreement or any Addendum, the terms of the Quality Agreement shall govern.

5.18.        Facility Inspections and Audits

COMPANY shall give access to PFIZER for purposes of PFIZER auditing its Facilities. PFIZER will provide COMPANY a minimum of thirty (30) days’ written notice of its intent to audit, however PFIZER shall be provided immediate access to audit for causes that the parties mutually agree require immediate attention. COMPANY shall permit a reasonable number of PFIZER’s employees to observe, review and audit the operations at the Facility related to the manufacture of the Product(s), including manufacturing and packaging, quality control and quality assurance (including laboratory areas related thereto), pack out and shipping, and environmental, health and safety, during normal business hours. COMPANY agrees to correct any deficiencies identified by PFIZER in such audits in a mutually agreed upon timeframe.

PFIZER will use reasonable efforts to schedule such audit(s) with COMPANY so as not to coincide with COMPANY’s own audit(s).

5.19.        Audit of Financial Books and Inspections.

PFIZER and in the case of clause (a), its outside accountants, shall be permitted, during regular business hours and on reasonable prior written notice, to (a) audit that portion of the financial books and records (in any media form) of COMPANY pertaining to the manufacture and supply of the Product(s) under this Agreement or any Addendum, and (b) physically inspect all Facilities. The outside accountants shall agree in writing not to disclose any confidential information they have access to during their audit and shall only disclose to PFIZER such information as is necessary to comply with this Section 5.19.

PFIZER will use reasonable efforts to schedule such audit(s) with COMPANY so as not to coincide with COMPANY’s own audit(s).

5.20.        Product Diversion Issues.

COMPANY agrees to immediately notify PFIZER if at any time it believes that any Product(s) has been lost or stolen, or any Product(s) has been rendered unsaleable.

5.21         Waste Disposal.

COMPANY shall permit PFIZER’s employees and agents to audit disposal sites for Waste and Hazardous Materials in accordance with the audit rights granted by such disposal site, to COMPANY.

5.22         Machineability of Packaging Material.

Unless otherwise indicated on an Addendum, PFIZER shall determine and be responsible for the text (including any logos or other graphics) for the Packaging Material used in connection with Product(s). COMPANY shall be responsible for ensuring that all Packaging Materials are accurate and consistent with PFIZER’s specifications for such text or graphics including, but not limited to, such matters as placement, size and colors. If PFIZER or its designee provides the actual Packaging Material for the Product(s), COMPANY shall inspect such Packaging Material before use to ensure that it is accurate and promptly notify PFIZER if there are any errors or deficiencies in such provided Packaging Materials. If COMPANY provides the Packaging Material, then COMPANY shall be responsible for ensuring that all such Packaging Material conforms to PFIZER’s specifications therefore. COMPANY shall also be responsible for ensuring that all Packaging Material runs efficiently on its machinery.

5.23         Segregation of Restricted Compounds.

COMPANY shall not use any equipment, dedicated change parts, molds or tooling that are used to manufacture Product(s) to manufacture products containing any of the following compounds: ***

5.24         Survival.

The obligations of COMPANY under Sections 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18, 5.19, 5.20 and 5.21 of this Agreement shall survive the expiration or termination of this Agreement and any Addendum until one (1) year after the expiration date of the last batch of Product(s) manufactured hereunder.

SECTION 6.
 REPRESENTATIONS; WARRANTIES AND COVENANTS.

6.1           Representations, Warranties and Covenants of COMPANY.

COMPANY hereby represents, warrants and covenants to PFIZER as follows:

(a)           The Facility and all equipment, tooling and molds utilized in the manufacture and supply of Product(s) hereunder by COMPANY are, as of the date hereof, and shall continue during the Term of this Agreement and any Addendum to be maintained, in good operating condition. The manufacturing and storage operations utilized in the production of Product(s) hereunder (including the Facility); the installation, operation and maintenance (and repair or replacement, if any) of the Facility and the equipment, tooling and molds utilized in connection herewith; and the procedures and processes (including the installation, operation and performance qualifications and disposal of all Waste) carried out by COMPANY hereunder, have been conducted and carried out, as of the date hereof, and shall continue during the Term of this Agreement and any Addendum to be conducted and carried out, in material compliance with all applicable Laws, including cGMP and health and safety laws.

(b)           As of the date hereof (i) COMPANY is, and during the Term of this Agreement and any Addendum, COMPANY shall continue to be, in material compliance with all applicable Laws, and (ii) COMPANY holds, and during the Term of this Agreement and any Addendum shall continue to hold, all licenses, permits and similar governmental authorizations necessary or required for COMPANY to conduct its operations and business in the manner currently conducted and as otherwise contemplated herein.

(c)           The Product(s) furnished by COMPANY to PFIZER under this Agreement or any Addendum:

(i)            shall be of the quality specified in, and shall conform with, the Specifications, any other quality assurance requirements instructed by PFIZER, the Quality Agreement, the Addendum and all applicable Laws, and shall be manufactured, processed, stored and delivered in conformity with the Specifications, other quality assurance requirements instructed by PFIZER, the Quality Agreement, the Addendum and all applicable Laws, and shall not contain any material which material has not been used, handled or stored in accordance with the Specifications, any other agreed upon quality assurance requirements of PFIZER or the supplier of such material, the Quality Agreement, the Addendum and all applicable Laws;

(ii)           shall not contain any material that would cause the Product(s) to be adulterated;

(iii)          shall be free from defects in materials and workmanship; and

(iv)           shall, at the time delivered, have a remaining shelf-life consistent with PFIZER’s requirements as such requirements may evolve over the Term of this Agreement based upon stability testing and other scientific data and as per specified in the Addendum.

(d)           The Intellectual Property related to the Product(s), owned or controlled by COMPANY and its Affiliates includes all rights and licenses necessary for COMPANY to manufacture and supply the Product(s) in accordance with the Specifications as of the date hereof and the manufacturing and use of the Intellectual Property owned or controlled by COMPANY and its Affiliates will not infringe the intellectual property rights of any third party.

(e)           COMPANY is aware of no patents or any other prior art that invalidates or would invalidate any of the patents included in the Intellectual Property related to the Product(s), or prevent the issuance, in any country, of any of the patent applications included in the Intellectual Property. To COMPANY’s knowledge, each patent included in the Intellectual Property was validly issued under the laws of the country that issued it.

(f)            As of the date hereof, neither COMPANY nor its Affiliates have received a written claim or threat of a claim that the Intellectual Property that is owned or controlled by COMPANY or any Affiliate of COMPANY infringes any third party’s intellectual property rights.

(g)           COMPANY has the legal power, authority and right to supply, transfer and grant access to its know-how pursuant to Section 3.12 hereof.

(h)           COMPANY:

(i)            is a corporation duly organized, validly existing and in good standing under the laws of Canada;

(ii)           has the power and authority to conduct its business as currently being conducted and as contemplated herein;

(iii)          has the power and authority to make, deliver and perform its obligations under this Agreement and any Addendum and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any Addendum. No consent of authorization of, filing with or other act by or in respect of, any Governmental or Regulatory Authority or any other Person is or will be required in respect of COMPANY in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Addendum. These Agreements have been duly executed and delivered on behalf of COMPANY and the respective Addenda. This Agreement constitutes the legal, valid and binding obligations of COMPANY enforceable against COMPANY in accordance with its terms; and

(iv)          the execution, delivery and performance of this Agreement and any Addendum by COMPANY will not violate any agreement or instrument to which COMPANY is a party.

6.2           Representations, Warranties and Covenants of PFIZER.

PFIZER hereby represents, warrants, and covenants to COMPANY as follows:

(a)           it is not subject to any legal, regulatory, contractual, or other restrictions which might enable another person or entity to claim any rights in or to the Product(s) or any Information;

(b)           it is not aware of any adverse claim or threat of claim with respect to any of its Intellectual Property that may be incorporated into the Product(s).

(c)           the use by COMPANY or its Affiliates of the Intellectual Property, owned or controlled by PFIZER in the performance of COMPANY obligations hereunder, will not infringe on the Intellectual Property rights of any third party.

(d)           PFIZER warrants to COMPANY that all artwork necessary for the procurement of printed materials by COMPANY for the packaging of each Product(s) shall comply with all applicable legal requirements and contains all other information required by law. PFIZER warrants to COMPANY that all API supplied by PFIZER comply with the Specifications and all relevant legal requirements. Should a failure to materially conform with such warranty occur prior to the delivery of any Product(s), COMPANY shall give PFIZER prompt written notice thereof, and PFIZER shall correct such non-conformity by replacing the non-conforming artwork or material and by indemnifying COMPANY for all costs, losses, and expenses resulting from such non-conformity. COMPANY shall not be liable for delays in delivery of Product(s) where caused by PFIZER.

(e)           PFIZER:

(i)            is a corporation duly organized, validly existing and in good standing under the laws of Canada;

(ii)           has the power and authority to conduct its business as currently being conducted and as contemplated herein;

(iii)          has the power and authority to make, deliver and perform its obligations under this Agreement and any Addendum and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any Addendum. No consent or authorization of, filing with or other act by or in respect of, any

Governmental or Regulatory Authority or any other Person is or will be required in respect of PFIZER in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Addendum. This Agreement and any Addendum and the respective Addenda have been duly executed and delivered on behalf of PFIZER. This Agreement constitutes the legal, valid and binding obligations of PFIZER enforceable against PFIZER in accordance with its terms; and

(iv)          the execution, delivery and performance of this Agreement and any Addendum by PFIZER will not violate any agreement or instrument to which PFIZER is a party.

6.3.          Notice of Material Events.

COMPANY hereby agrees to promptly notify PFIZER of any actual events that have or may be reasonably expected to have a material adverse effect on any Product(s) or on its ability to manufacture or supply the Product(s) in accordance with the provisions set forth herein, including any labour difficulties, strikes, shortages in materials, plant closings, interruptions in activity and the like.

6.4.          Survival.

The representations, warranties and obligations of COMPANY and PFIZER under this Section 6 shall survive termination or expiration of this Agreement and any Addendum insofar as they are applicable to the requirements for the Product(s) up until the expiration date of the last batch of Product(s) manufactured hereunder.

SECTION 7.
ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS.

7.1.          Compliance with Environmental Laws.

COMPANY shall perform all of the services provided herein in compliance with all applicable Environmental Laws and shall be solely responsible for all Environmental Losses related to those services.

7.2.          Permits, Licenses and Authorization.

COMPANY shall be solely responsible for obtaining, and shall obtain, all necessary environmental or other licenses, registrations, certificates, approvals, authorizations or permits required under Environmental Law and any private permissions, whether original documents or modifications to existing documents, which are necessary to perform the services hereunder and shall bear all costs and expenses associated therewith. COMPANY shall provide copies thereof to PFIZER upon request by PFIZER and shall operate in compliance therewith. COMPANY shall provide

PFIZER with immediate verbal notice, confirmed in writing within twenty-four (24) hours, in the event of revocation or modification of such documents, or with regard to any other event or regulatory action or involvement such as an order or notice, which in materially adversely impacts COMPANY’s ability to provide services under this Agreement and any Addendum.

7.3.          Hazardous Materials and Waste.

The generation, collection, storage, handling, transportation, movement, and Release of all Hazardous Materials and Waste in connection with COMPANY’s, Affiliate of COMPANY or subcontractor of COMPANY’s provision of services hereunder, as applicable, shall be the sole responsibility of COMPANY at it sole cost and expense.

7.4.          Generation of Hazardous Wastes.

Without limiting other legally applicable requirements, COMPANY shall prepare, obtain, execute and maintain, as the generator of Hazardous Waste, all registrations, notices, shipping documents and Hazardous Waste manifests required under Environmental Law and in accordance therewith.

7.5.          Environmental Waste Diversion Issues.

COMPANY shall be responsible for developing and implementing all procedures necessary to prevent the diversion of Product(s) from the waste stream, including the rendering of the Product(s) unsaleable.

7.6.          Health and Safety Procedure.

COMPANY shall be solely responsible for implementing and maintaining health and safety procedures for COMPANY’s testing, manufacturing and handling of the Raw Materials, Hazardous Materials, Waste and Product(s) as provided herein. Such procedures shall comply with all applicable Environmental Laws. PFIZER shall have no responsibility for developing, implementing or overseeing COMPANY’s health and safety program.

7.7.          Training.

COMPANY shall educate and train all affected employees and contractors regarding the potential hazards associated with the generation and handling of the Hazardous Materials, Waste and the COMPANY’s manufacturing, analyzing and handling of the Product(s) and the Raw Materials and Packaging Materials, and on the proper use of engineering controls, process equipment and appropriate personal protective equipment. PFIZER shall have no responsibility for educating, training or ensuring knowledge of COMPANY’s employees or contractors regarding the potential or actual hazards associated with the COMPANY’s handling of any Hazardous Material or Waste, or on the analyzing, handling and manufacture of the Product(s), or on the proper use of engineering controls, process equipment and appropriate personal protective equipment.

7.8           Environmental and Health and Safety Reviews.

a)             If PFIZER conducted a pre-contractual review of COMPANY’S environmental and health and safety management practices, facility(ies), equipment, and operations, and conditioned its willingness to enter into the underlying Agreement upon COMPANY’s willingness to modify such, then COMPANY agrees to maintain any such modifications for the duration of this Agreement. COMPANY agrees that implementing and maintaining such modifications does not negate its status as an independent contractor; failure to do so shall be considered a material breach of this Agreement and any Addendum and grounds for termination upon the number of days specified for written notice in the Termination provision of the underlying Agreement and any Addendum.

b)            PFIZER reserves the right to conduct, or cause to be conducted, reviews of COMPANY’S environmental and health and safety management practices, Facility, and operations to determine if COMPANY is fulfilling its obligations under this Section 7. Such reviews may occur only during regular business hours and upon reasonable prior written notice.

c)             PFIZER shall, as soon as practicable, share its findings from such reviews with COMPANY. COMPANY shall correct deficiencies identified by PFIZER as soon as commercially reasonably possible, and at no expense to PFIZER. Deficiencies which must be corrected, may include non-compliance with applicable Environmental Laws which pose significant threats to COMPANY’S ability to fulfill its obligations to PFIZER under this Agreement or any Addendum, or significant threats to health, safety, and the environment. COMPANY shall maintain such changes for the duration of the underlying Agreement. Failure to correct such deficiencies and maintain such corrections for the duration of the underlying Agreement shall constitute a material breach of this Agreement and grounds for termination upon 30 days written notice if reasonable steps undertaken to correct deficiencies have not been instituted.

d)            COMPANY acknowledges that it has no right to rely upon PFIZER’s reviews (or PFIZER’S election not to perform such reviews) to determine the extent of its compliance with applicable Environmental Laws. The performance of such a review does not, in any way, limit (ii) COMPANY’S obligation to indemnify PFIZER pursuant to Section 9 of this Agreement or any Addendum, PFIZER’S right to terminate this Agreement pursuant to Section 13 of this Agreement, or to seek any other remedy pursuant to this Agreement as a result of COMPANY’S inability to fulfill its contractual obligations to PFIZER.

7.9           Prompt notice to PFIZER of Material Environmental or Health and Safety adverse impacts upon COMPANY’S ability to perform.

Notwithstanding COMPANY’s obligation to provide environmental and health and safety information to PFIZER upon request, as described in this Section 7 of this Agreement, COMPANY shall promptly provide notice to PFIZER in writing, within five (5) Business Days, in the event it discovers or undertakes any of the following:

(i)    COMPANY’s Material non-compliance with Environmental Laws;

(ii)   Any environmental condition or operating practice that indicates, or may reasonably be believed to present a significant threat to health, safety, or the environment (including but not limited to major incidents such as significant releases of Hazardous Materials to the environment);

Any environmental condition or operating practice that indicates or may reasonably be believed to present a significant threat to COMPANY’S ability to fulfill its obligations to PFIZER under this Agreement.

COMPANY represents and warrants that it has completely and accurately disclosed to PFIZER all reasonably relevant environmental and health and safety information, whether or not specifically requested by PFIZER, during its pre-contract review of COMPANY’s Facility, operations, and environmental and health and safety program. COMPANY agrees to respond promptly to a request from PFIZER to provide information related to environmental and health and safety management at the facility(ies) where COMPANY is performing under this Agreement or any Addendum. Such requests for information may include, but are not limited to: requests for copies of permits, licenses, judicial and administrative orders, consent orders, reports of inspections conducted by a governmental authority, workplace chemical monitoring or emissions tests from workplaces and production units contemplated for or used to fulfill COMPANY’s obligations under this Agreement or any Addendum.

7.10.        Survival.

The representations, warranties and obligations of COMPANY under this Section 7 shall survive termination or expiration of this Agreement or any Addendum insofar as they are applicable to the requirements for the Product(s) up until the expiration date of the last batch of each of the Product(s) manufactured hereunder.

SECTION 8
OWNERSHIP; TRADEMARKS; PROPRIETARY.

8.1.          PFIZER’s Ownership of Intellectual Property; PFIZER Technology and Information.

(a)           It is agreed that PFIZER is the sole owner of the Product(s) and owns or has rights to the Intellectual Property relating thereto except for patents, and know-how,

to the extent such know-how is owned or controlled as of the Effective Date of this Agreement or any Addendum by COMPANY and/or its respective Affiliates.

(b)           If any creative ideas, proprietary information, developments, inventions, or improvements or modifications to the Product(s) or the Intellectual Property associated with the Product(s) (“Improvements”) are developed under this Agreement or any Addendum by PFIZER or COMPANY, either jointly or severally, and whether or not patentable, such Improvements shall be the exclusive property of PFIZER and shall be held in confidence by COMPANY, as the case may be, for PFIZER’s sole benefit in the development and/or the operation of manufacturing processes with respect to the Product(s). COMPANY agrees to promptly disclose such Improvements to PFIZER and to receive the approval of PFIZER prior to COMPANY’S use of any such Improvements whether relating to the manufacturing, processing and/or packaging of the Product(s) or use of the Product(s) developed by it or its Affiliates. Any trademarks, trade names, brand names, patents, slogans, logos, copyrights, trade dress, know-how and goodwill associated with the Product(s) shall be the sole and exclusive property of PFIZER. COMPANY shall not have any right or license to use any such rights at any time before, during or after the Term of this Agreement or any Addendum, except as necessary for the manufacturing, processing and supplying of Product(s) for PFIZER hereunder. Any Intellectual Property or information owned by PFIZER or provided by PFIZER to COMPANY in connection herewith shall not be used by COMPANY, or its Affiliates in the manufacture of any products other than the Product(s), or disclosed or made available to any customers of COMPANY, or its respective Affiliates, or other third parties without the prior written approval of PFIZER.

8.2.          Ownership of Other Property.

It is agreed that PFIZER is the sole owner of any and all tools, specifications, blueprints and designs supplied or paid for by PFIZER, and COMPANY shall not use, transfer, loan or publicize any of the above except as necessary for its performance under this Agreement or any Addendum.

8.3.          Limited Right to Use.

Nothing set forth in this Agreement or any Addendum shall be construed to grant to COMPANY any title, right or interest in or to any trade secret, know-how, trademark, trade dress, trade name, brand name, copyright, patent or other proprietary technology owned by or licensed to PFIZER or any of its Affiliates. Any unauthorized use of said trade secret, know-how, trademarks, trade dress, trade names, brand names, copyrights, patents or other proprietary technology (unless otherwise specified herein) shall constitute an infringement thereof and/or violation of PFIZER’s rights. Use by COMPANY of copyrights, patents or other proprietary technology owned by or licensed to PFIZER or any of its Affiliates shall be limited exclusively to its performance of this Agreement or any Addendum.

8.4.          Survival.

The provisions of Sections 8.1, 8.2 and 8.3 shall survive the expiration or termination of this Agreement or any Addendum.

SECTION 9.
INDEMNIFICATION.

9.1.          Indemnification of PFIZER.

COMPANY shall indemnify, defend and hold PFIZER, its Affiliates and their respective officers, directors, employees and agents (each, a “PFIZER Indemnified Party”) harmless from and against any and all claims, liabilities, lawsuits, or governmental action, or Losses suffered, incurred or sustained by any PFIZER Indemnified Party, by reason of any Claim or Proceeding to the extent arising out of or resulting from (a) any breach of representations, warranties or obligations of COMPANY under this Agreement (including a breach that results in a Recall of the Product(s), or non-fulfillment of or failure to perform any covenant or agreement made by COMPANY in this Agreement or any Addendum; (b) any injury to any Person or property or death occurring to any employees, subcontractors, agents of COMPANY, or any individuals on the premises of COMPANY; (c) any injury to any Person or property or death resulting from the possession, use or consumption by any Person of any Product(s) or sample supplied by COMPANY under this Agreement or any Addendum if caused by COMPANY; (d) any negligent act or omission on the part of COMPANY, Affiliates of COMPANY or employees or agents of COMPANY, or its respective Affiliates; or (e) infringement of any third party’s Intellectual Property arising out of the unauthorized manufacture, use or sale of the Product(s) or samples. Notwithstanding the foregoing, it is understood and agreed that COMPANY shall not be liable for Losses to the extent such Losses are caused by any act or omission on the part of PFIZER or the negligence, recklessness, willful misconduct or breach of any of the terms of this Agreement by PFIZER or the Pfizer Affiliate that executed the affected Addendum.

9.2.          Indemnification of COMPANY.

PFIZER shall indemnify and hold COMPANY, its Affiliates and its respective officers, directors, employees and agents (each, a “COMPANY Indemnified Party”) harmless from and against any and all claims, liabilities, lawsuits, or governmental action, or Losses suffered, incurred or sustained by any COMPANY Indemnified Party, by reason of any Claim or Proceeding to the extent arising out of or resulting from any breach of PFIZER’s representations, warranties or obligations under this Agreement or any Addendum, or non-fulfillment of or failure to perform any covenant or agreement made by PFIZER in this Agreement or any Addendum. Notwithstanding the foregoing, it is understood and agreed that PFIZER shall not be liable for Losses to the extent such Losses are caused by any act or omission on the part of COMPANY or the negligence, recklessness, willful misconduct or breach of any of the terms of this Agreement by COMPANY, or its respective Affiliates or agents.

9.3.          Assertion of Claim.

In the event that any Claim or Proceeding is asserted or imposed against any party hereto, and such Claim or Proceeding involves a matter which is subject to a claim for indemnification under this Section 9, then such party (an “Indemnified Party”) shall promptly give written notice to the other party (the “Indemnifying Party”) of such claim, Action or Proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, Action or Proceeding, at such Indemnifying Party’s own cost and expense, and if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party’s ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, Action or Proceeding, except that, in such case, the Indemnified Party shall have the right to approve any attorney or counsel selected by the Indemnifying Party (which approval shall not be unreasonably delayed or withheld) and to join in the defense of said claim, Action or Proceeding at its own cost and expense. In no event shall COMPANY institute, settle or otherwise resolve any claim or potential claim, Action or Proceeding relating to the Product(s) or any trademarks, patents or other intellectual property of or licensed to PFIZER without the prior written consent of PFIZER.

9.4           Limitation on Liability.

No party to this Agreement or any Addendum shall be liable to any other party for any indirect, special, consequential or punitive damages or lost profits arising out of or relating to any of its obligations or duties under this Agreement or any Addendum.

9.5.          Survival.

The provisions of this Section 9 shall survive termination or expiration of this Agreement or any Addendum.

SECTION 10.
INSURANCE.

10.1.        Coverage.

COMPANY shall, as of the date hereof, obtain and keep in force throughout the Term of this Agreement or any Addendum and for a period of *** from the date of the last delivery of Product(s) to PFIZER hereunder, policies of insurance from carriers reasonably acceptable to PFIZER providing coverage as specified herein. COMPANY shall require its subcontractors, to the extent possible hereunder, to provide adequate coverage and any deficiencies in the coverage or policy limits of said subcontractors will be the sole responsibility of COMPANY. The provisions of this Section 10.1 shall survive the expiration or termination of this Agreement or any Addendum.

COMPANY shall maintain during the Term of this Agreement or any Addendum or amendment or extension all insurance normally associated with conducting business, such as, but not limited to: worker’s compensation insurance, employer’s liability insurance, if applicable, comprehensive liability insurance, comprehensive auto insurance, business interruption insurance and commercial blanket bond insurance.

COMPANY must be in compliance with:

(i)    The statutory limits for all claims under the applicable Federal or Provincial Workers’ Compensation Acts or plan;

(ii)   Voluntary Compensation insurance covering all employees not subject to the applicable Federal or Provincial Workers’ Compensation Acts or plan;

(iii)  Commercial General Liability Insurance with the following limits and forms/endorsements;

Each Occurrence:  ***

Product(s) and Completed Operations Aggregate:   ***

Occurrence form including premises and operations coverage, products and completed operations, broad form property damage, coverage for independent contractors, personal injury coverage, contractual liability limit.

(iv)  Comprehensive Automobile and Truck Liability Insurance if not already covered under COMPANY’s General Liability Insurance:

*** combined single limit for bodily injury and property damage arising out of all owned, non-owned and hired vehicles. This must cover all owned and non-owned uninsured and under-insured motorists for automotive and truck equipment used in the performance of the work under this Agreement or any Addendum both on and off the worksite, and must include the loading and unloading of same; and

(v)   Umbrella (Excess) Liability Coverage (follow form) in an amount not less than *** per occurrence and in the aggregate.

COMPANY will reimburse PFIZER for all costs incurred as a result of defective Product(s) supplied by COMPANY as a result of COMPANY act, omission or error.

10.2         Certificates of Insurance; Maintenance of Coverage.

Where applicable, COMPANY shall submit a certificate of such insurance (which shall include such information as set forth in Section 10.2 to PFIZER for its approval as of the date hereof. If such certificate is not furnished within thirty (30) days, PFIZER shall notify COMPANY in writing and give the applicable party thirty (30) days to cure such breach. If such party (or parties, as the case may be) fails to provide the certificate during such thirty (30) day cure period, PFIZER may, at its option, immediately terminate this Agreement or any Addendum.

SECTION 11.
 PFIZER SUPPLY OF MATERIALS (RAW MATERIALS, API OR PACKAGING)

11.1         Supply of Materials.

As per section 3.9 above, PFIZER may choose to, at its own expense, supply COMPANY with sufficient quantities of Product Materials as described in an Addendum, needed for the manufacture of the Product(s) specified in the forecasts and Purchase Orders in order to meet PFIZER’s requirements for commercial and/or developmental quantities of Product(s) in finished dosage form. At PFIZER’s election, the Raw Materials may be delivered directly from PFIZER’s vendor to COMPANY at the vendor’s or PFIZER’s expense. PFIZER or its vendor shall supply COMPANY with a copy of the certificate of analysis for the Raw Materials no later than the date of delivery of the Raw Materials to COMPANY.

11.2         Testing.

COMPANY shall undertake testing of each shipment of Raw Materials if required by the Addendum. If the Raw Materials do not meet the Specifications, COMPANY will immediately inform PFIZER and COMPANY shall be excused from its obligation to supply Product(s) to PFIZER until Raw Materials meeting the Specifications are delivered to COMPANY. Upon such delivery, COMPANY shall have sixty (60) days in which to supply Product(s) to PFIZER. To the extent COMPANY has existing stock of Raw Materials, which conforms to the approved Specifications, nothing in the forgoing shall relieve COMPANY of its obligation to supply Product(s) deriving from such conforming Raw Materials.

11.3         Title and Risk of Loss.

(a)           Title to the Raw Materials supplied by PFIZER shall remain with PFIZER; however ***. COMPANY shall not use Raw Materials supplied by PFIZER for any purposes other than those related to the manufacture of the Product(s) for sale pursuant hereto.

(b)           The risk of loss or damage to Raw Materials during the storage thereof by COMPANY shall be ***. In the event of such loss or damage, ***.

(c)           COMPANY shall not be obligated to but may insure the Raw Materials and the Product(s) while such are in COMPANY’s possession, and PFIZER shall cooperate with COMPANY and its insurers in obtaining insurance coverage.

11.4         Reimbursement for Loss of Raw Materials.

COMPANY agrees to reimburse PFIZER for its out of pocket costs per batch pro-rated over the usable portion of the batch if applicable, for any loss of PFIZER supplied (i) Raw Materials; (ii) API; or (iii) Packaging Materials for each batch that does not meet Specifications and therefore cannot be released, provided that the loss of such Raw Materials, API or Packaging Materials was caused by, a) the failure of COMPANY to comply with the terms and conditions of the Agreement (including, without limiting the foregoing, the failure to meet the Specifications); b) the negligence of COMPANY;  c) willful misconduct on the part of COMPANY; d) failure to maintain the Facilities or equipment in a state necessary and capable of performing COMPANY’s obligations under this Agreement; or e) unable to meet minimum established yields as specified in the Addendum. In addition to this payment, COMPANY will be responsible for all manufacturing costs incurred during the manufacture of the failed batch, pro-rated over the usable portion of the batch if applicable. COMPANY shall not be responsible for the above costs if loss of Raw Materials, API or Packaging Materials was caused by incorrect Specifications given to COMPANY by PFIZER or as a result of PFIZER’s delay to grant consent to changes sought in accordance with Section 5.2.

SECTION 12.
CONFIDENTIAL INFORMATION.

12.1         Confidential Information.

(a)           In performing the obligations under this Agreement or any Addendum, each party shall come in contact with certain confidential and proprietary information of the other party (“Confidential Information”). Each party agrees that it will (and will cause each of its representatives, employees and agents to):

(i)            use such Confidential Information obtained from the other party hereunder only in connection with the activities to be undertaken by each party as contemplated hereunder;

(ii)           use its best efforts to restrict disclosure of such Confidential Information within its own organization to those of its employees having a reasonable need to know; and

(iii)          not divulge to third parties, without the prior written consent of the other party, any Confidential Information obtained from the other party hereunder.

(b)           The foregoing confidentiality obligations shall not apply if and to the extent that:

(i)            the Confidential Information is known to the receiving party prior to obtaining the same from the disclosing party, as demonstrated by the receiving party’s written records;

(ii)           the Confidential Information is, at the time of disclosure, in the public domain, or comes into the public domain without any fault of the receiving party or its Affiliates;

(iii)          the Confidential Information is obtained by the receiving party from a third party who is not obligated to keep the Information confidential;

(iv)          the Confidential Information is independently developed by the receiving party and/or by any of its Affiliates, as demonstrated by the receiving party’s written records; or

(v)           the disclosure of the Confidential Information is required by Law or Governmental Authority.

(c)           Upon expiration or termination of this Agreement or any Addendum, each party shall return to the other party, or by mutual agreement, destroy all Confidential Information received from the other party, save and except for one (1) copy which shall be kept by the Legal Department of each respective party for archival purposes.

(d)           Unless required by Law, court or governmental order or decree, COMPANY agrees not to use or refer to PFIZER’s name, the name of PFIZER’s Affiliates or this Agreement or any Addendum in any public statements, whether oral or written, including but not limited to, annual reports or shareholder reports, statements to other customers or prospective customers or other communications, without PFIZER’s prior written consent which shall not be unreasonably withheld.

(e)           The provisions of this Section 12 shall survive the termination or expiration of this Agreement or any Addendum.

SECTION 13.
 TERM; TERMINATION.

13.1         Commencement and Termination of the Agreement.

This Agreement shall commence on the Effective Date and continue for three (3) years (“Initial Term”). Termination of this Agreement will result in the termination of any Addendum which has been executed in the interim period.

13.2         Initial Term; Term of an Addendum.

Unless terminated in accordance with the provisions of this Agreement, the Initial Term shall run concurrently with any Addendum. Following the Initial Term PFIZER may extend this Agreement and any Addendum for consecutive one (1) year periods (“Extended Term”). PFIZER shall provide Notice prior to the expiration or renewal of the Initial Term or any Extended Term. Such Notice shall be provided in writing one (1) year in advance of such termination or extension. COMPANY may provide Notice to PFIZER to terminate the Initial Term of the Agreement or any Addendum or any Extended Term by providing PFIZER with written notice of intent to terminate one (1) year in advance of such termination. The Initial Term and all Extended Terms of an Addendum shall collectively be the “Term” of an Addendum. This Agreement and any Addendum may be terminated as follows:

13.3         Termination by PFIZER.

 (a)          Immediately upon written notice to COMPANY if COMPANY makes an assignment for the benefit of its creditors, is adjudged bankrupt, becomes insolvent, ceases or threatens to cease to carry on business, files or consents to the filing of a petition in bankruptcy, seeks to take any advantage of any legislation relating to insolvency, arrangement or relief of debtors, winds-up or liquidates or if any receiver, trustee, liquidator or similar officiate is appointed to COMPANY or any of its property; or

(b)           Subject to subparagraph (d), upon a material breach of this Agreement or any Addendum by COMPANY, if COMPANY fails to cure such breach within thirty (30) days after receipt of written notice thereof; or

(c)           Upon written notice to COMPANY, with immediate effect, if in PFIZER’s reasonable opinion following an inspection pursuant to this Agreement or any Addendum, it is revealed that any Facility fails to comply with cGMP or other requirements of applicable Law to such an extent that, in PFIZER’s reasonable opinion, COMPANY cannot perform its obligations under this Agreement or any Addendum; or

(d)           Upon written notice to COMPANY, with immediate effect, (i) in the event of the direct or indirect change in ownership or control or corporate reorganization of

COMPANY, which results in a new party or group assuming control of COMPANY, or (ii) if at any time during the Initial or Extended Term of this Agreement or any Addendum, COMPANY becomes an Affiliate of a competitor of PFIZER, which competitor is a company, supplier and/or distributor of products competitive with the Product(s). For purposes of this subsection (d) the term “control” means the possession of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise; or

(e)           Upon at least one hundred and eighty (180) days prior written notice to COMPANY in the event that any Product(s) is the subject of a final executed sale agreement between PFIZER and a third party or is discontinued by PFIZER for any reason; provided that PFIZER shall comply with the provisions of Section 3.5(b) hereof with respect to such Product(s); or

(f)            Upon at least one (1) year prior written notice to COMPANY for any reason other than as set out in (a) to (e) above; provided that, PFIZER shall compensate COMPANY for Product Materials pursuant to Section 13.5(c) below; or

(g)           In whole or in part upon any of the events described in this Agreement or any Addendum which give rise to a party’s right to terminate, including pursuant to Sections 10.3 or 14.1 of this Agreement.

13.4         Termination by COMPANY.

(a) Immediately, upon written notice to PFIZER, if PFIZER makes an assignment for the benefit of its creditors, is adjudged bankrupt, becomes insolvent, ceases or threatens to cease to carry on business, files or consents to the filing of a petition in bankruptcy, seeks to take any advantage of any legislation relating to insolvency, arrangement or relief of debtors, winds-up or liquidates or if any receiver, trustee, liquidator or similar officiate is appointed to PFIZER or any of its property; or

(b) Upon a material breach of this Agreement by PFIZER if PFIZER fails to cure such breach within thirty (30) days after receipt of written notice thereof.

13.5         Effect of Termination.

(a)           Upon a termination pursuant to the provisions of subparagraphs (a), (b), (c), (d), or (g) of Section 13.3, COMPANY shall cooperate with, and grant a perpetual royalty-free license to and/or supply to PFIZER and any alternative supplier, all necessary Intellectual Property of COMPANY for the manufacture and packaging of the Product(s) at the expense of COMPANY, and COMPANY shall provide reasonable assistance (including, but not limited to its personnel) in the transfer of such Intellectual Property to PFIZER and such alternative supplier, and PFIZER shall have complete access to the COMPANY’S Intellectual Property relating to such Product(s) as long as PFIZER continues to sell the Product(s).

(b)           Termination of this Agreement and/or any Addendum shall not affect any obligation to pay money due hereunder, indemnify, or maintain confidentiality, which either party hereto may have incurred during the Initial or any Extended Term hereof. Termination pursuant to this Section 13 shall be in addition to, and not in place of, a party’s other rights and causes of action which were in existence prior to such termination.

(c)           Within a reasonable time after PFIZER gives notice of termination pursuant to the provisions of subparagraphs (e) or (f) of Section 13.3, PFIZER agrees to have discussions with COMPANY regarding mitigation of unrecoverable losses resulting from amounts paid toward the purchase price of new equipment and/or Product Materials specific to PFIZER.

13.6         Unused Materials.

Within ninety (90) days of the effective date of the expiration or termination of this Agreement or any Addendum by PFIZER for any reason, PFIZER may, at its option, purchase at cost any work in process, Raw Materials, or Packaging Materials and any other material that COMPANY has purchased exclusively for PFIZER in accordance with this Agreement or any Addendum for the production of the Product(s)  (“Product Materials”). In the event of the termination of this Agreement or any Addendum by PFIZER in accordance with Sections 13.3(f) or the termination of this Agreement by COMPANY in accordance with Section 13.4, PFIZER shall purchase at cost all Product Materials purchased in accordance with PFIZER’s Firm Orders submitted pursuant to Section 3.5(a) (subject to any adjustments made to Firm Order pursuant to Section 3.5(b); provided, however, that PFIZER shall not be obligated to purchase Product Materials purchased to manufacture Product(s) after the Firm Order Period; and provided further, COMPANY uses its reasonable commercial efforts to exhaust existing stocks of such Product Materials prior to the date of termination unless the parties mutually agree otherwise in writing. In the event of the termination or expiration of this Agreement or any Addendum for any other reason, PFIZER shall have no obligation to purchase any Product Materials. Upon the expiration or termination of this Agreement for any reason, PFIZER may also, at its option, place orders with COMPANY for the manufacture and packaging of additional products in order to exhaust existing stocks of Product Materials and shall pay for such Product(s) in accordance with Section 4.1. Any Product Materials that are not purchased by PFIZER pursuant to this Section 13.6 shall be disposed of or destroyed in accordance with PFIZER’s instructions, which costs shall be borne by COMPANY, except in the event this Agreement is terminated by PFIZER in accordance with Sections 13.3(f) or by COMPANY in accordance with Section 13.4, in which case, such costs shall be borne by PFIZER.

13.7         Return of Materials, etc. Supplied by PFIZER.

(a)           Upon the effective date of expiration or termination of this Agreement or any Addendum for any reason whatsoever, COMPANY shall immediately deliver to PFIZER all Specifications (and copies thereof), artwork, labels, bottles, all premiums and

PFIZER supplied Raw Materials and Packaging Materials and those purchased by PFIZER and Equipment provided by, or purchased on behalf of, PFIZER. COMPANY shall maintain ownership of all other equipment utilized in connection with the manufacture and packaging of the Product(s). COMPANY will remove all PFIZER Equipment from the Facility and have such PFIZER Equipment on its dock ready for PFIZER to transport. All delivery, removal and transportation costs incurred in connection with this Section 13.7 shall be borne by PFIZER except in the event PFIZER terminates this Agreement pursuant to Section 13.3 (a), (b), (c), (d) or (g), in which case all such reasonable costs shall be borne by COMPANY.

(b)           Upon the effective date of expiration or termination of this Agreement or any Addendum for any reason whatsoever, COMPANY shall also deliver to PFIZER all Product(s) manufactured hereunder and shall invoice PFIZER in accordance with the terms of Section 4.1. Any Product(s) quarantined at the time of expiration or termination of this Agreement or any Addendum shall be disposed of or destroyed in accordance with PFIZER’s written instructions. Subsequent to the expiration or termination of this Agreement or any Addendum, the parties shall continue to be responsible for rejected and non-complying Product(s) and Product Materials in accordance with the terms of Section 5.12.

SECTION 14.
FORCE MAJEURE.

14.1         Force Majeure.

Performance under this Agreement or any Addendum shall be excused to the extent prevented or delayed by fire, flood, explosion, hydro electric power failures, terrorist actions, governmental acts or regulations, war, any act of God, or by any other similar circumstances of any character reasonably beyond the control of the party so excused. The party affected shall promptly notify in writing the non-affected party or parties of the event of force majeure and the probable duration of the delay. Any delay caused by an event of force majeure shall toll the term of this Agreement or any Addendum, which shall be extended by the length thereof. In the event a force majeure prevents performance by COMPANY for more than one (1) month, PFIZER shall have the right to terminate this Agreement or any Addendum.

SECTION 15
EXCLUSIVITY.

15.1         Manufacture of Competing Product.

***

SECTION 16.
MISCELLANEOUS.

16.1         Relationship of the Parties.

The parties shall be deemed independent contractors with respect to the terms and provisions of this Agreement and any Addendum and shall not in any respect act as an agent or employee of the other party. All persons employed by COMPANY in connection with the manufacture and supply of the Product(s) to PFIZER shall be employees, agents or contractors of COMPANY. Under no circumstances shall employees or agents of COMPANY be deemed to be employees or agents of PFIZER.

16.2         Successors and Assigns; Subcontracting.

COMPANY shall not, without the prior written consent of PFIZER, delegate, transfer, convey, assign or pledge this Agreement or any Addendum, in whole or part, or any of its rights or obligations under this Agreement or any Addendum to any other Person. COMPANY shall not subcontract any obligation or duty owed under this Agreement or any Addendum without the prior written consent of PFIZER. This Agreement and any Addendum shall be binding upon and inure to the benefit of the parties hereto, and subject to the terms of this Section 16.2, its respective successors, legal representatives and permitted assigns. Any assignment or subcontract in contravention of this Section 16.2 shall be ineffective and considered null and void.

16.3         Notice.

All notices, requests, demands or other communications to or upon the parties hereto shall be in writing and, unless otherwise specified herein, deemed to have been given or made when deposited in the mails, registered mail or certified, return receipt requested, postage prepaid, or overnight courier or by facsimile transmission, the receipt of which is confirmed by telephone, addressed to the appropriate party at the following address (or to such other person or address as is specified elsewhere in this Agreement for specific purposes):

If to PFIZER:

Pfizer Canada Inc.

365 Madawaska Blvd.

Arnprior, Ontario  K7S 3K2

Attention:  Manager, Quality Operations

Facsimile No.:  613-623-1329

With a copy to:

Pfizer Inc.

100 Route 206 North, P.O. Box 800

Peapack, New Jersey  U.S.A. 07977

Attention:  Director, Contract Manufacturing, Latin America/Canada

Facsimile No.:  908-901-1745

And with a copy to:

Pfizer Canada Inc., Pfizer Consumer Healthcare division

88 McNabb Street

Markham, ON L3R 5L2

Attention:  Senior Legal Counsel

Facsimile No.:  905-968-2008

If to COMPANY:

DRAXIS Pharma, a Division of DRAXIS Specialty Pharmaceuticals Inc.

16751 Trans Canada Highway

Kirkland, Quebec  H9H 4J4

Attention:  President

Facsimile No.:  514-694-3841

with a copy to:

DRAXIS Health Inc.

16751 Trans Canada Highway

Kirkland, Quebec   H9H 4J4

Attention:  General Counsel & Secretary

Facsimile No.:  514-630-7159

The above addresses for receipt of notice may be changed by any party by notice, given as provided herein.

16.4         Entire Agreement.

This Agreement, including all Addendum and Attachments attached hereto and made a part hereof contain the entire understanding of the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof. This Agreement, or any Addendum, may be amended or modified only by written agreement executed by the parties hereto.

16.5         Severability.

If any provision of this Agreement or any Addendum is held to be illegal, invalid or unenforceable under any applicable Law, and if the rights or obligations of any party hereto under this Agreement or any Addendum will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement or any Addendum will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement or any Addendum will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement or any Addendum, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

16.6         Waiver.

Any term or condition of this Agreement or any Addendum may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement or any Addendum, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement or any Addendum on any future occasion. All remedies, either under this Agreement or any Addendum or by Law or otherwise afforded, will be cumulative and not alternative.

16.7         Headings.

Headings in this Agreement or any Addendum are included for ease of reference only and have no legal effect.

16.8         Counterparts.

This Agreement or any Addendum may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

16.9         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and Canada as applicable, without giving effect to the conflict of law principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to be effective as of the date first above written.

PFIZER CANADA INC.,
Pfizer Consumer Healthcare division

By:	/s/ Jon Coleman
Name:	Jon Coleman
Title:	V.P. & General Manager, Pfizer Consumer Healthcare Canada & Caribbean

By:	/s/ Peter Lovery
Name:	Peter Lovery
Title:	Senior Director of Finance and Corporate Services

Acknowledged By:

/s/ Peter Stevenson
Name:	Peter Stevenson
Title:	VP Global Contract Manufacturing,
Procurement and Pfizer Centre Source

DRAXIS PHARMA,
A DIVISION OF DRAXIS SPECIALTY PHARMACEUTICALS INC. (an amalgamation of DRAXIS Pharma Inc. and DRAXIMAGE Inc.)

By:	/s/ John Durham

Name:	John Durham
Title:	President, DRAXIS Pharma Division

Schedule “A”

Price/Purchase Order/Invoicing Requirements:

1.1.	Information to be contained in Purchase Order

1.2.	Invoices to be directed to: Pfizer Canada Inc., Pfizer Consumer Healthcare Division, 88 McNabb Street, Markham, ON L3R 5L2
Attention: Accounts Payable

Territory	Product	Price	Item Code #

Schedule “B” .

Form of Addendum

DRAFT

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5.     ***

6.     ***

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9.     ***

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11.   ***

12.   ***

Activity / Responsibility	PFIZER	COMPANY
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Activity / Responsibility	PFIZER	COMPANY
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DRAXIS PHARMA, a division	[PFIZER LEGAL ENTITY]
of DRAXIS Specialty Pharmaceuticals
Inc.

Name:	Name:
Title:	Title:

Name:	Name:
Title:	Title:

Schedule B-1 Addendum.

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This ADDENDUM dated January 1, 2005 (“Effective Date”) is to the Manufacturing and Supply Master Agreement (“Agreement”) dated as of January 1, 2005 by and between

DRAXIS PHARMA, a division of Draxis Specialty Pharmaceuticals Inc. (an amalgamation of Draxis Pharma Inc. and Draximage Inc.) (“Company”) and PFIZER LABORATORIES (PTY) LTD. ***

1.             Start-up Activities (Section 2.1)

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2.             Shipment Reports (Section 3.6)

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3.             Price / Quantity / Term

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4.             Specifications (Section 5) ***.

5.             Raw Materials (Section 11.1)

•      ***

6.             Description of Work

•      ***

7.             Purchase Order/Invoicing Requirements

•      ***

8.             Documents to Accompany Batch Release: ***.

9.             Commercial Launch Date (Section 3.3):  ***.

10.           Territory: ***

11.           Exclusivity (***):

12.           Activity/Responsibility Summary:  ***

Activity / Responsibility	PFIZER	COMPANY
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Activity / Responsibility	PFIZER	COMPANY
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13.           Other Terms and Conditions:

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14.           Contacts (Excluding QA):

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DRAXIS PHARMA, a division		PFIZER LABORATORIES (PTY) LTD.
of DRAXIS Specialty Pharmaceuticals Inc.

By:	/s/ John Durham	By:	/s/ A.M. Bush

Name:	John Durham	Name:	A.M. Bush
Title:	President, DRAXIS Pharma division	Title:	Regional Director

		By:	/s/ John Raney

		Name:	John Raney
		Title:	Commercial Director

With a courtesy copy to:  Pfizer Canada Inc.,

Senior Legal Counsel

Fax: (905) 968-2008

And to:

DRAXIS Health Inc.

General Counsel and Secretary

Fax: (514) 630-7159

Schedule “C” .

PFIZER Owned Equipment,

Dedicated Change Parts and/or Tooling

Tooling:

1.     ***

2.     ***

3.     ***

4.     ***

5.     ***

Schedule “D” .

Approved Carriers

Andlauer Transportation Services Inc.

Logisti-Solve Inc.

South Central Transport

Schedule “E” .

Raw Materials to be supplied by PFIZER. (Section 3.9)

1.     ***

2.     ***

3.

Attachment A  .

Canada Product / Price List

Please see attached.

ATTACHMENT A

CANADA PRODUCT / PRICE LIST WITH DRAXIS PHARMA INC.
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08/Jul/2004 16:54 ***

Material		2003	2004 Pricing	2004 Pricing	2004 Pricing
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* Excludes freight, duty and any other costs.

Attachment B .
Quality Agreement

QUALITY AGREEMENT

BETWEEN

PFIZER CANADA INC. (“PFIZER”)

AND

DRAXIS PHARMA INC. (“COMPANY”)

EFFECTIVE DATE:  October 4, 2004

DATE OF ISSUE:  September 20, 2004